Exhibit 4.25

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 30, 2016, among CONSTELLIUM HOLDCO III B.V. and CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG (together, the “New Guarantors”), each a subsidiary of CONSTELLIUM N.V., (or its successor), a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee under the indenture referred to below (the “Trustee”), DEUTCHE BANK AG, LONDON BRANCH, as Principal Paying Agent and DEUTSCHE BANK LUXEMBOURG S.A., as Registrar and Transfer Agent.

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of December 19, 2014, providing initially for the issuance of €240,000,000 in aggregate principal amount of the Issuer’s 7.00% Senior Notes due 2023 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trusteeand the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 11.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture by manual, facsimile, pdf or other electronically transmitted signature. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLIUM HOLDCO III B.V.

By:	/s/ Mark Kirkland
Name:	Mark Kirkland
Title:	Authorized Signatory

CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG

By:	/s/ Mark Kirkland
Name:	Mark Kirkland
Title:	Authorized Signatory

[Signature Page – Supplemental Indenture – December 2014 Euro Notes]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Linda Reale
Name:	Linda Reale
Title:	Vice President

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ K. Odedra
Name:	K. Odedra
Title:	VP

By:	/s/ David Contino
Name:	David Contino
Title:	Director

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ K. Odedra
Name:	K. Odedra
Title:	Attorney

By:	/s/ David Contino
Name:	David Contino
Title:	Director

[Signature Page – Supplemental Indenture – December 2014 Euro Notes]